UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 29, 2010

OVERSEAS SHIPHOLDING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6479-1	13-2637623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Third Avenue, New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 953-4100

_______________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 24, 2010, Overseas Shipholding Group, Inc. (the “Company”) entered into a previously announced underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and HSBC Securities (USA) Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company sold $300,000,000 aggregate principal amount of 8-1/8% Senior Notes due 2018 (the “Notes”).

On March 29, 2010, the Notes were issued under, and the Company entered into, an indenture (the “Indenture”) among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes will bear interest at a rate of 8-1/8% per year, payable semiannually on September 30 and March 30 of each year, beginning on September 30, 2010.

The Notes will be unsecured, senior obligations and rank senior in right of payment to any future subordinated indebtedness and pari passu in right of payment to all of the Company’s existing and future unsecured senior indebtedness. The Notes will be structurally subordinated to the indebtedness and other liabilities of all of the Company’s subsidiaries. In addition, the Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Indenture contains covenants limiting the Company’s ability to: (1) create liens; or (2) merge, or consolidate or transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-165592), which became effective upon its filing with the Securities and Exchange Commission on March 22, 2010. A Preliminary Prospectus Supplement dated March 22, 2010 relating to the Notes was filed with the SEC on March 22, 2010, and a final Prospectus Supplement dated March 24, 2010 was filed with the SEC on March 25, 2010.

The net proceeds from the sale of the Notes are estimated to be approximately $289.8 million (after deducting underwriting discounts and commissions and estimated expenses). Certain of the Underwriters and their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Affiliates of certain of the Underwriters are lenders under the Company’s unsecured revolving credit facility. Morgan Stanley & Co. Incorporated served as qualified independent underwriter with respect to the offering and sale of the Notes.

The description of the Indenture in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture. A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Form of Notes issued pursuant to the Indenture is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On March 29, 2010, the Company issued a press release announcing the closing of its underwritten public offering of 8-1/8% Senior Notes due 2018. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of March 29, 2010, relating to the 8-1/8% Senior Notes due 2018, among Overseas Shipholding Group, Inc. and The Bank of New York Mellon, as Trustee

4.2	Form of 8-1/8% Senior Notes due 2018

5.1	Opinion of Proskauer Rose LLP

23.1	Consent of Proskauer Rose LLP (included as Exhibit 5.1 hereto)

99.1	Press release of Overseas Shipholding Group, Inc., dated March 29, 2010, announcing the closing of its underwritten public offering of 8-1/8% Senior Notes due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: March 29, 2010	By:	/s/ James I. Edelson
Name: James I. Edelson
Title: Senior Vice President, General Counsel and Secretary